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                                                                    EXHIBIT 24.1


                                IBT BANCORP, INC.

                                Power of Attorney
                                   of Director


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of IBT BANCORP, INC., a Michigan corporation (the "Company"), does hereby make, constitute and appoint DAVID W. HOLE and DENNIS P. ANGNER, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director of said Company to a Registration Statement on Form S-4 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of up to 875,092 shares of Common Stock of the Company adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, or stock dividends occurring after the date hereof, which may be issued in connection with the acquisition by the Company of FSB Bancorp, Inc. and its subsidiary, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 5th day of May, 2000.


/s/ L.A. Johns
/s/ Frederick L. Bradford, DDS
/s/ Gerald D. Cassel
/s/ James C. Fabiano
/s/ David W. Hole
/s/ Ronald E. Schumacher
/s/ Robert O. Smith
/s/ Dean E. Walldorff
/s/ Dennis P. Angner